UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2026
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 13, 2026, Post Holdings, Inc. (the “Company”) issued 6.250% senior notes due 2034 (the “New Notes”) at a price of 100.75% of the principal amount, plus accrued interest from October 15, 2025 in an aggregate principal amount of $600.0 million (1) in the United States to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (2) to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act.
The New Notes were issued pursuant to an Indenture dated as of October 9, 2024 among the Company, the Company’s subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A., as trustee (the “Indenture”), and form a single series of debt securities with the previously issued $600.0 million in aggregate principal amount of 6.250% senior notes due 2034 (the “Existing Notes”). The Existing Notes and the New Notes are herein referred to as the “Notes” unless the context indicates otherwise.
The Notes bear interest at a rate of 6.250% per year. Interest payments are due semi-annually each April 15 and October 15. The maturity date of the Notes is October 15, 2034.
The Notes are senior unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries the Company designates as unrestricted subsidiaries). Accordingly, the Notes are:
•equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior unsecured indebtedness;
•senior in right of payment to any of the Company’s and the subsidiary guarantors’ existing and future indebtedness that is expressly subordinated to the Notes;
•effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness (including, for the avoidance of doubt, any future indebtedness under the Company’s revolving credit facility, which would be secured when drawn); and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company or a subsidiary guarantor is not a holder thereof) preferred equity, if any, of the Company’s and the subsidiary guarantors’ non-guarantor subsidiaries.
At any time prior to October 15, 2027, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to October 15, 2029, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of each such Note being redeemed at October 15, 2029 plus (y) all required interest payments due on each such Note through October 15, 2029 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.
On or after October 15, 2029, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Redemption Year	Price
2029	103.125%
2030	102.083%
2031	101.042%
2032 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the Notes are rated at least “BBB-” by Standard & Poor’s Ratings Group or at least “Baa3” by Moody’s Investors Service, Inc.
The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable; and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.
Attached as Exhibit 4.1 hereto and incorporated herein by reference is a copy of the Indenture. The foregoing description of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1
Indenture (2034 Notes), dated as of October 9, 2024, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on October 15, 2024)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

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